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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1996, except for Note 18, as to which the date is May 17, 1996, in the Registration Statement and related Prospectus of DTM Corporation dated May 21, 1996.

                                          /s/ ERNST & YOUNG LLP
                                            Ernst & Young LLP
Austin, Texas
May 17, 1996